                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                             _____________________


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported):  October 30, 1995





                            SOFTKEY INTERNATIONAL INC.
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



Delaware                            0-13069                       94-2562108
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(STATE OR OTHER                  (COMMISSION                    (IRS EMPLOYER
 JURISDICTION OF                 FILE NUMBER)                IDENTIFICATION NO.)
 INCORPORATION)




             One Athenaeum Street, Cambridge, Massachusetts 02142
--------------------------------------------------------------------------------
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                  (ZIP CODE)




       Registrant's telephone number, including area code: (617) 494-1200





                                     N/A
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT


                             Total Number of Pages:
                        Exhibit Index Appears on Page 6

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Item 5.  Other Events.
----------------------

                 MERGER AGREEMENT. On October 31, 1995, SoftKey International Inc. ("SoftKey") and Minnesota Educational Computing Corporation (MECC) ("MECC") announced the execution of a definitive merger agreement under which SoftKey will acquire MECC, a publisher and distributor of high-quality educational software for children, in a tax-free, stock-for-stock transaction valued at a total of approximately $370 million. The transaction, which has been unanimously approved by both Boards of Directors, will be accounted for on a purchase accounting basis and is expected to be accretive to SoftKey on an operating cash flow per share basis.

                 In the proposed transaction, each outstanding share of MECC common stock will be exchanged for a number of shares (the "Exchange Ratio") of SoftKey common stock determined by dividing $40.00 by the volume-weighted average price for SoftKey Common Stock on the Nasdaq National Market ("NNM") for the 20 trading days ending three trading days prior to the effective time of the acquisition; provided, however, that in no event will the Exchange
Ratio be greater than 1.14286 or less than .88889.

                 The transaction is subject to certain conditions, including stockholder approvals, the effectiveness of a registration statement under federal securities laws relating to the SoftKey common stock to be issued in the merger, the listing of such SoftKey shares on the NNM and the expiration of applicable waiting periods under pre-merger notification regulations.

                 The shares of SoftKey common stock will be offered to MECC stockholders only through a prospectus forming part of a registration statement which will be filed with the Securities and Exchange Commission.

                 A copy of the press release announcing the merger agreement is filed as Exhibit 99.1 hereto and incorporated by reference herein.

                 TENDER OFFER/MERGER PROPOSAL. On October 30, 1995, SoftKey also announced that it was commencing a cash tender offer, through a wholly owned subsidiary, at


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a price of $65 per share for 4,642,507 shares of common stock of The Learning
Company, representing a majority of the shares of The Learning Company common stock on a fully diluted basis.

                 The offer is the first step in a proposed two-step acquisition of The Learning Company by SoftKey. In the second step, the remaining shares of The Learning Company common stock outstanding and not owned by SoftKey would be acquired in a merger for SoftKey common stock. Each share of The Learning Company common stock would be converted into SoftKey common stock having the value, based on trading prices shortly prior to the merger, of $65 per share, subject to a maximum exchange ratio of 1.8571 SoftKey shares per share of The Learning Company common stock.

                 The tender offer and second-step merger are subject to a number of conditions, including redemption or inapplicability of The Learning Company's poison pill rights plan.

                 A copy of the press release announcing the tender offer and merger proposal is filed as Exhibit 99.2 hereto and incorporated by reference herein.

                 PRO FORMA FINANCIAL STATEMENTS. In connection with the tender offer, SoftKey released certain unaudited pro forma financial information giving effect to the transactions contemplated by the Merger Agreement between SoftKey and MECC.

                 A copy of the pro forma financial information is filed as
Exhibit 99.3 hereto and incorporated by reference herein.



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
Item 7.  (c)   Exhibits.
               ---------

               99.1 Press release dated October 30, 1995 relating to the merger agreement between SoftKey International Inc. and Minnesota Educational Computing Corporation (MECC)

               99.2      Press release dated October 30, 1995
                         relating to the cash tender offer by
                         SoftKey International Inc. for a majority of The Learning Company common stock at $65 per share as the first step in a two-part merger proposal

               99.3 Pro forma combined condensed consolidated financial information at and for the nine months ended September 30, 1995 and at and for the year ended December 31, 1994



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
                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             SOFTKEY INTERNATIONAL INC.
                                             --------------------------
                                             (Registrant)


                                             By: /s/ Neal S. Winneg
                                             ---------------------
                                                 Neal S. Winneg
                                                 Vice President



October 30, 1995
----------------
(Date)


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
                                 Exhibit Index
                                 -------------

           Exhibit                                                                                                Sequential
             No.                                          Exhibit Description                                      Page No.
           -------                                        -------------------                                    -----------
                    99.1       Press release dated October 30, 1995 relating to the merger agreement between SoftKey International Inc. and Minnesota Educational Computing
                               Corporation (MECC)
                    99.2       Press release dated October 30, 1995 relating to the cash tender offer by SoftKey International Inc. for a majority of The Learning Company common stock at $65 per share as the first step in a two-part merger proposal

                    99.3       Pro forma combined condensed consolidated financial information at and for the nine months ended September 30, 1995 and at and for the year ended December 31, 1994


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